Portfolio Recovery Associates Reports Third Quarter 2004 Results

Net Income Rises to $7.0 Million; Per-Share Earnings Total $0.44

NORFOLK, VA -- 10/21/2004 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today reported net income of $7.0 million, or $0.44 per fully-diluted share, for the quarter ended September 30, 2004.

The company's third-quarter 2004 earnings represent growth of 26% from net income of $5.5 million, or $0.35 per fully-diluted share, in the third quarter of 2003.

Total revenue advanced 28% to $28.3 million in the third quarter from $22.2 million in the year-ago period. Total revenue consists of cash collections, reduced by an amortization rate of 30.3% that is applied to the company's owned debt portfolios, plus commissions from its contingent-fee collection business.

"The third quarter brought another strong performance for Portfolio Recovery Associates, with record cash collections and continued high productivity levels despite entering the seasonally slow second half of the year. Separately, we announced early in the fourth-quarter our first-ever acquisition as a public company: the purchase of the IGS Nevada business. This highly complementary business provides us with a third earnings and revenue stream -- after our owned-portfolio and Anchor contingent fee businesses -- and represents a highly strategic use of our cash resources," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

For the first nine months of 2004, the company's earnings rose to $19.7 million, or $1.25 per fully-diluted share, from $15.3 million, or $0.97 per share, for the nine months ended September 30, 2003. Total revenue for the first nine months of 2004 climbed to $81.7 million from $61.9 million in the same period a year ago.

Financial and Operating Highlights

--  Cash collections rose 29% to $38.8 million in the third quarter of
    2004 from $30.2 million in the year-ago period.

--  Productivity as measured by cash collections per hour paid, the company's key measure of collector performance, stands at $117.85 for the first nine months of 2004, compared with $108.27 for all of 2003.

--  The company purchased $564.9 million of face-value debt during the third quarter of 2004 for $10.8 million, representing a blended rate of
    1.91%.  This debt was purchased in 20 pools from 13 different sellers.

--  The company announced on October 4 that it had acquired the assets of
    IGS Nevada, Inc., which specializes in asset-location services, for $14 million plus a potential $4 million in performance-based cash payments over the next 2 years.  The transaction, which represents the company's first acquisition since its November 2002 initial public offering, is expected to be slightly accretive to earnings in the fourth quarter and contribute net income of $0.13 to $0.17 per fully diluted share in 2005.

--  The company's cash balances grew to $57 million from $42 million on
    June 30, 2004.  Cash as of September 30 does not reflect any drawdown for the IGS Nevada acquisition, since the transaction closed in the fourth quarter.  The company continues to have no debt outstanding under its $25 million revolving line of credit.
"Portfolio Recovery Associates made good progress on several fronts in the third quarter, with solid financial and operating results and strong execution of our overall growth strategy. Earnings, revenue and cash collections all advanced nicely in the quarter and productivity remained high even as we continued to hire new collectors. Further, the disciplined approach we have taken to debt purchasing given the relatively high pricing in the market this year has provided us with the financial flexibility to acquire the IGS Nevada business and still have ample cash for future portfolio-purchase opportunities," said Kevin P. Stevenson, Chief Financial Officer.

Conference Call Information

The company will hold a conference call with investors today, October 21, 2004, at 5:30 p.m. EDT to discuss its third quarter results. Investors can access the call live by dialing 800-259-0251 for domestic callers or 617-614-3671 for international callers using the pass code 67051214.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 19964010. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the company's Web site, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other providers of goods and services. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from the credit originator or are collected on behalf of clients on a commission basis.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contribution of the IGS Nevada business to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to its Registration Statements on Forms S-1 and S-8, its annual reports on Form 10-K and quarterly reports on Form 10-Q and its current reports on Form 8-K filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Statements of Operations
                 (in thousands, except per share amounts)

                    Three Months  Three Months   Nine Months   Nine Months
                        Ended         Ended         Ended         Ended
                    September 30, September 30, September 30, September 30,
                         2004          2003          2004          2003

Revenues:
  Income recognized
   on finance
   receivables        $  27,070     $  21,389     $  77,867     $  59,625
  Commissions             1,216           784         3,827         2,267
                      ---------     ---------     ---------     ---------

    Total revenue        28,286        22,173        81,694        61,892

Operating expenses:
  Compensation and
   employee services      9,155         7,370        26,903        21,441
  Outside legal and
   other fees and
   services               5,348         3,886        15,039         9,980
  Communications            840           703         2,659         2,003
  Rent and occupancy        435           317         1,297           872
  Other operating
   expenses                 649           393         2,028         1,322
  Depreciation              488           383         1,398         1,054
                      ---------     ---------     ---------     ---------

    Total operating
     expenses            16,915        13,052        49,324        36,672
                      ---------     ---------     ---------     ---------

      Income from
       operations        11,371         9,121        32,370        25,220

Other income and
 (expense):
  Interest income            77             1           106            29
  Interest expense          (69)          (84)         (206)         (243)
                      ---------     ---------     ---------     ---------

      Income before
       income taxes      11,379         9,038        32,270        25,006

      Provision for
       income taxes       4,405         3,509        12,534         9,732
                      ---------     ---------     ---------     ---------

      Net income      $   6,974     $   5,529     $  19,736     $  15,274
                      =========     =========     =========     =========

Net income per
 common share
  Basic               $    0.45     $    0.36     $    1.29     $    1.07
  Diluted             $    0.44     $    0.35     $    1.25     $    0.97
Weighted average
 number of shares
 outstanding
  Basic                  15,342        15,149        15,323        14,312
  Diluted                15,832        15,751        15,794        15,697

                          Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Financial Position
                          (in thousands, except share amounts)

                                      September 30,   December 31,
ASSETS                                   2004            2003

Cash and cash equivalents             $  56,765        $  24,912
Finance receivables, net                 95,312           92,569
Property and equipment, net               6,033            5,166
Deferred tax asset                            -            2,009
Income tax receivable                         -              352
Other assets                                827            1,386
                                      ---------        ---------

           Total assets               $ 158,937        $ 126,394
                                      =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued
   liabilities                            6,453            5,038
  Deferred tax liability                  9,719                -
  Long-term debt & capital lease
   obligations                            2,677            2,208
                                      ---------        ---------

           Total liabilities             18,849            7,246

Stockholders' equity:
  Preferred stock, par value $0.01,
   authorized shares, 2,000,000,
   issued and outstanding shares - 0          -                -
  Common stock, par value $0.01,
   authorized shares, 30,000,000,
   issued and outstanding shares -
   15,352,475 at September 30, 2004,
   and 15,294,676 at December 31, 2003      154              153
  Additional paid in capital             97,321           96,118
  Retained earnings                      42,613           22,877
                                      ---------        ---------

           Total stockholders' equity   140,088          119,148
                                      ---------        ---------

           Total liabilities and
            stockholders' equity      $ 158,937        $ 126,394
                                      =========        =========

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com